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                                                                   Exhibit 10.38


                      AMENDMENT #1 TO AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

AMENDMENT, dated December 31, 1999 (the "Amendment"), to the Amended and Restated Employment Agreement, dated May 1, 1999 (the "Employment Agreement"), between R. Link Newcomb (the "Employee") and Oakley, Inc., a Washington corporation (the "Company").

               WHEREAS, the Employee and the Company have previously entered into the Employment Agreement; and

               WHEREAS, the Employee desires to continue to provide the Company with his services and the Company desires to continue to employ the Employee on the terms and subject to the conditions set forth herein.

               NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Employee and the Company have agreed and do hereby agree to amend the Employment Agreement as follows, effective as of the date first written above:

               1. Termination of Employment. Section 4 of the Employment Agreement is hereby amended in its entirety to read as follows:

               "4. Termination of Employment

                      (a) Termination Generally. If Employee's employment with the Company is terminated, Employee will be entitled to benefits as set forth below.

                             i Death. If Employee dies while employed by the Company, his employment shall immediately terminate and the Company's obligation to pay Employee's base salary and bonus shall cease as of the date of death; provided, however, that if Employee's death occurs on or before January 31, 2002, the Company shall pay to Employee's beneficiaries or his estate an amount equal to $500,000; provided, further, that such amount shall be paid only from the proceeds, if any, received by the Company pursuant to any life insurance on Employee's life for the benefit of the Company. If Employee's death occurs after January 31, 2002, Employee's beneficiaries or his estate shall receive benefits in accordance with any Company plans then in effect.

                             ii Disability. If as a result of Employee's incapacity due to physical or mental illness ("Disability"), Employee shall have been absent from the full-time performance of his duties with the Company for six consecutive months, the Company may, upon 30 days' notice to Employee, terminate Employee's employment. Within ten days following such termination for Disability, the Company shall pay Employee an amount equal to one year's base salary; provided, however, that if Employee is terminated for Disability on or before January 31, 2002, the Company shall only pay to Employee the sum of $500,000 in full on the date of termination of employment in accordance with the Company's normal payroll practices and procedures. Any payment pursuant to this Section 4(a)(ii) shall not affect Employee's rights under any Company disability plan in which Employee may then be a participant.

                             iii Termination for Cause. The Company shall have the right to terminate Employee's employment for Cause by giving Employee written notice of the



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        effective date of such termination. For purposes of this Agreement,
        "Cause" shall mean fraud, misappropriation, embezzlement or other act of material misconduct against the Company, or substantial or willful failure to perform specific and lawful directives of the Company's Board of Directors consistent with Employee's employment. If the Company terminates Employee's employment for Cause, the Company shall have no further obligation under this Agreement from and after the date of termination.

                             iv Voluntary Termination by Employee. In the event that Employee's employment with the Company is voluntarily terminated by Employee other than for Good Reason, the Company shall have no further obligation under this Agreement from and after the date of termination; provided, however, that if such termination occurs on or before January 31, 2002, the Company shall pay to Employee the sum of $500,000 in full on the date of termination of employment in accordance with the Company's normal payroll practices and procedures. For purposes of this Agreement, "Good Reason" shall mean a material breach by the Company of any provision of this Agreement. Any termination of employment pursuant to this subsection (iv) shall relieve each party hereto from any obligation pursuant to Section 1 hereof.

                             v Other Termination. If Employee's employment is terminated (i) by the Company for any reason other than Employee's death or disability or for Cause or (ii) by Employee for Good Reason, the Company shall pay Employee the balance due under the Term of this Agreement as if Employee had remained in the Company's employ at an annual rate of compensation equal to his then base salary and, at the end of each remaining fiscal year ending during the Term of this Agreement, a bonus equal to the amount of Employee's annual target bonus under the Performance Bonus Plan as in effect at the time of such termination. In addition, the Company shall pay Employee his base salary accrued through the date of termination and, with respect to any fiscal year ended prior to the date of termination as to which no annual bonus under the Performance Bonus Plan had yet been paid, an annual bonus determined on the basis of the performance goals and objectives applicable to Employee for such year.

                      (b) Acceleration of Stock Options. If Employee's employment is terminated by the Company for any reason other than Employee's death or disability or for Cause, the vesting of that portion of Employee's stock options that are outstanding as of the date of Employee's termination, if any, which would have vested within one year after the date of Employee's termination shall be accelerated and such stock options shall be immediately exercisable and shall remain exercisable pursuant to subsection (c) below.

                      (c) Extension of Exercise Period of Stock Options. Notwithstanding anything to the contrary contained herein or in Employee's existing or future stock option agreements, if Employee's employment is terminated by the Employee or by the Company for any reason during the Term of this Agreement, Employee shall be entitled to exercise his stock options to the extent vested on the date of his termination (including any stock options accelerated pursuant to subsection (b) above) for a period of two years from such date of termination. If Employee does not exercise his incentive stock options on or before the date three months following his termination of employment with the Company, his incentive stock options will thereafter be treated as non-qualified stock options in accordance with Section 422 of the Code.

                      (d) Consulting Services. Upon termination of Employee's employment with the Company for any reason other than by reason of Employee's death or Disability, the Employee shall, at the election of the Company, which election must be exercised in writing and received by Employee within fifteen
(15) days of the effective date of such termination, provide consulting services to the Company on such projects or matters within the expertise of Employee and/or in which he was involved or of which he had knowledge during his employment with the Company that the Board of Directors or the Chairman of the Board of the Company may reasonably request of him from time to time. The term of the consulting period under this Agreement shall



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begin on the date of exercise (the "Exercise Date") of the option by the Company and shall continue for a period of two (2) years from the Exercise Date. In return for said consulting services, the Employee shall be compensated at the rate of $50,000 per year, payable in equal bi-weekly installments or such other time or times as the Company and Employee shall agree. The Company understands and agrees that Employee's engagement to provide consulting services pursuant to this subsection (d) shall be nonexclusive and limited in time so as to permit Employee to perform duties on a full-time basis for one or more employers."

               2 No Mitigation; No Offset. The second sentence of Section 10 of the Employment Agreement is hereby amended in its entirety to read as follows:
"In addition, except as otherwise provided in Section 4(a)(i), nothing contained herein shall be construed to limit in any way Employee's rights or interests in or to accrued vacation, qualified or nonqualified compensatory arrangements in accordance with the terms thereof (including the Company's 401(k) plan and deferred compensation plan) or any other employee benefit vested on Employee's date of termination."

               3 Except as otherwise provided herein, the remaining terms of the Employment Agreement shall remain in full force and effect.

               IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Employee has hereunto signed this Agreement, as of the date first above written.



                                    OAKLEY, INC.


                                    /s/ Jim Jannard
                                    ---------------------------------
                                    By:  Jim Jannard

                                    Its: Chief Executive Officer



                                    /s/ Link Newcomb
                                    ---------------------------------
                                    R. LINK NEWCOMB




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